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                                    EXHIBIT 5

                                   OPINION OF
                             SHUMAKER WILLIAMS, P.C.

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                                  June 26, 2003

Board of Directors
STERLING FINANCIAL CORPORATION
101 North Pointe Blvd.
Lancaster, PA 17601

                      Re:   Sterling Financial Corporation
                            Registration Statement on Form S-3
                            Our File No. 758-00

Ladies and Gentlemen:

         We have acted as Special Corporate Counsel to Sterling Financial Corporation, a Pennsylvania business corporation (the "Corporation") in connection with Amendment No. 2 to its Registration Statement on Form S-3 (the "Registration Statement") pertaining to the Corporation's Dividend Reinvestment and Stock Purchase Plan (the "Plan").

         In connection with the foregoing, we have examined the following documents:

         1. The Corporation's Articles of Incorporation, as amended and restated;

         2.       The Corporation's Bylaws, as amended and restated;

         3. Resolutions adopted by the Corporation's Board of Directors on February 27, 2003, relating to the Registration Statement, certified by the Corporate Secretary;

         4.       The Plan; and

         5.       The Registration Statement and all amendments thereto.

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Board of Directors
STERLING FINANCIAL CORPORATION
June 26, 2003
Page 2

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies. As to any facts material to our opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of the Corporation.

         On the basis of the foregoing and in reliance thereon, it is our opinion that the Corporation's common stock, issuable under the Plan, when issued in accordance with the provisions of the Plan and the Registration Statement, will be legally and validly issued, fully paid, and non-assessable.

         In giving the foregoing opinion, we have assumed that the Corporation will have, at the time of the issuance of common stock under the Plan, a sufficient number of authorized shares available for issue.

         We consent to the use of this opinion as an exhibit to Amendment No. 2 to the Corporation's Registration Statement on Form S-3 and to the reference to our firm appearing in the prospectus, filed as part of the Registration Statement, with the Securities and Exchange Commission, relating to the Plan, as well as to any amendments or supplements thereto. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Sections 7 or 11 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                                                  Very truly yours,

                                                  SHUMAKER WILLIAMS, P.C.

                                                  /s/ B. Tyler Lincoln

                                                  By B. Tyler Lincoln, Esquire